Exhibit 1.01

Orbital ATK, Inc.

Conflict Minerals Report

for the Year Ended December 31, 2015

Explanatory Note

This report (the “Report”) of Orbital ATK Inc., for the year ended December 31, 2015 is presented to comply with Rule 13p-1 under the Securities and Exchange Act of 1934. The rule imposes certain disclosure obligations on Securities Exchange Commission (“SEC”) registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of such products.  “Conflict minerals” are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten.

If a registrant has reason to believe that any of the conflict minerals in their supply chain may have originated in the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”) and are not solely from scrap or recycled sources, the registrant must conduct due diligence on the source and chain of custody of such conflict minerals.  The registrant must submit a Conflict Minerals Report to the SEC that includes a description of those due diligence measures.  The efforts described below were undertaken on the products manufactured by us in 2015.

Company and Product Overview

I.                                        Introduction

Orbital ATK, Inc. (the “Company”, “we”, “us” or “our”) is an aerospace and defense company that operates in the United States and internationally.  Prior to February 9, 2015, the Company was known as Alliant Techsystems Inc.  On February 9, 2015, the Company completed the spin-off of its Sporting Group into a separate stand-alone public company called Vista Outdoor Inc.  Immediately following the Spin-off, the Company combined with Orbital Sciences Corporation (“Orbital”) through the merger of a subsidiary of the Company with Orbital, and the Company’s name was changed to Orbital ATK, Inc. The Company designs, builds and delivers space, defense and aviation-related systems to customers around the world both as a prime contractor and as a merchant supplier. Its main products include launch vehicles and related propulsion systems; satellites and associated components and services; composite aerospace structures; tactical missiles, subsystems and defense electronics; and precision weapons, armament systems and ammunition.

Certain Orbital ATK products (“Covered Products”) contain materials and components that use tin, tantalum, tungsten and/or gold (“3TG”).  Due to the depth of our supply chain, we are far removed from the sources of ore from which these metals are produced and the smelters/refiners that process those ores; consequently, the efforts undertaken to identify the countries of origin of those ores reflect our circumstances and position in the supply chain.  The amount of information available globally on the traceability and sourcing of these ores is limited at this time, and this situation is not unique to us.  We have taken steps to identify the applicable smelters and refiners of such 3TG metals in our supply chain; however, we believe that the smelters and refiners of the 3TG metals contained in the Covered Products are best situated to identify the sources and countries of origin of the 3TG metals they use.  We rely on our suppliers to provide us with information on the origin of any conflict minerals contained in components and materials supplied to us.

II.                                   Product Description

The products subject to the requirements of this report are launch vehicles, missile interceptors and targets, solid rocket motors, aerospace structures, precision weapons, defense electronic systems, missile products, small-, medium- and large-caliber ammunition, satellites and spacecraft components.

III.                              Reasonable Country of Origin Inquiry

The Company’s overall compliance program included conducting a reasonable country of origin inquiry (“RCOI”) as required by the SEC and related processes for surveying our supply chain to ascertain the origin of the 3TG in our products.  In furtherance of the RCOI process, suppliers for the Company were asked to provide answers to the Electronic Industry Citizenship Coalition-Global e-Sustainability Initiative (“EICC-GeSI”) Conflict Minerals Common Reporting Template.  The EICC-GeSI Conflict Minerals Common Reporting Template is regarded as the most common reporting tool for conflict minerals content and sourcing information worldwide, developed by several of the world’s leading consumer electronics companies.

Upon receipt of templates, we reviewed questionnaires received for completeness and consistency of answers.  Suppliers were required to provide corrections and clarifications where needed.  We identified a list of smelters and refiners that potentially supplied 3TG used in our manufactured products and the countries of origin of such smelters and refiners. As many of our suppliers reported smelters and refiners at the company level rather than with respect to the specific products sold to us, it is possible that the consolidated list includes smelters and/or refiners that do not provide 3TG used in our manufactured products.

We believe our RCOI process was reasonably designed and performed in good faith, but there are inherent limitations in the information provided to us by third parties, including the possibility of information being inaccurate, incomplete or falsified despite our efforts to validate and confirm the information.

IV.                               Design of Due Diligence Framework

We designed our due diligence framework to conform in all material respects with the “OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition.”

V.                                    Due Diligence Measures Performed by Orbital ATK

Due diligence measures performed included, but are not limited to, the following:

•                  Maintaining a multi-disciplinary internal team to implement our due diligence measures.  Our Conflict Minerals project team is headed by our Supply Chain Council, consisting of supply chain leadership, and includes other members of our supply chain, engineering, finance and legal departments.

•                  Maintaining a database which was internally developed to store our supply chain Conflict Minerals records, including all returned templates.

•                  Reporting to management on the status of our compliance processes.

•                  Communicating our policy on Conflict Minerals to direct suppliers.

•                  Comparing smelters and refiners identified by suppliers to the Conflict Free Smelter Initiative lists of validated conflict free and verified facilities and to other similar audit programs that have mutual-recognition with the CFSI: the London Bullion Metal Association’s Good Delivery List (“LBMA”) and the Responsible Jewellery Council Chain-of-Custody Certification (RJC).  In addition, we reviewed smelters and refiners against the Dubai Multi Commodity Centre Dubai Good Delivery List (“DGD”) and the Tungsten Industry — Conflict Minerals Council (“TI-CMC”) member companies, who have undertaken to complete a conflict-free smelter program audit within two years of such membership.

•                  Conducting an independent review of other publicly available information to ascertain the origin of 3TG processed by the smelters and refiners identified as potentially in our supply chain.

•                  Publicly reporting the results of our due diligence through our Form SD and Conflict Minerals Report filed with the SEC and available on our website.

VI.                               Product Determination

We received inconclusive data from our direct suppliers and material source information is still developing.  Therefore, we are unable to make a definitive determination about the source of the tin, tungsten, tantalum or gold in our products.  At the same time, we received no information from our direct suppliers indicating that the tin, tantalum, tungsten or gold in our Covered Products directly or indirectly financed or benefitted armed groups in the DRC or adjoining countries.  We are unable to definitively link the identified smelters/refiners to only those products/materials in our supply chain; therefore our list of smelters and refiners likely contains more processing facilities than are actually in our supply chain. In addition, some suppliers disclosed to us that scrap/recycled sources of 3TG were identified in their supply chains and did not require due diligence.

VII.                          Reporting of Facilities

We identified the following smelters/refiners as potentially being in our supply chain.  Where noted, the particular smelter or refiner has achieved a Conflict Free designation by the Conflict Free Smelter Initiative (CFSI) or an audit program with which CFSI has mutual recognition (LBMA or RJC), are actively in the process of obtaining the designation (“Active”), or are otherwise following an OECD-consistent framework (DGD or TI-CMC).  In many instances, a gold refiner that is CFSI-compliant or Active is also listed by the LBMA, RJC, and/or DGD, but is not noted here as such:

Metal	Smelter or Refiner	Certification Status
Gold	Advanced Chemical Company	Active
Gold	Aida Chemical Industries Co., Ltd.	CFSI
Gold	Aktyubinsk Copper Company TOO	—
Gold	Al Etihad Gold Refinery DMCC	DGD
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CFSI
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Active
Gold	AngloGold Ashanti Córrego do Sítio Mineração	CFSI
Gold	Argor-Heraeus SA	CFSI
Gold	Asahi Pretec Corporation	CFSI
Gold	Asahi Refining Canada Limited	CFSI

Gold	Asahi Refining USA Inc.	CFSI
Gold	Asaka Riken Co., Ltd.	CFSI
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	—
Gold	Aurubis AG	CFSI
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CFSI
Gold	Bauer Walser AG	—
Gold	Boliden AB	CFSI
Gold	C. Hafner GmbH + Co. KG	CFSI
Gold	Caridad	—
Gold	CCR Refinery - Glencore Canada Corporation	CFSI
Gold	Cendres + Métaux SA	Active
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines Gold Refinery & Mint)	—
Gold	CHALCO Yunnan Copper Co. Ltd.	—
Gold	Chimet S.p.A.	CFSI
Gold	Chugai Mining	—
Gold	Daejin Indus Co., Ltd.	Active
Gold	Daye Non-Ferrous Metals Mining Ltd.	LBMA
Gold	Do Sung Corporation	Active
Gold	DODUCO GmbH	CFSI
Gold	Dowa	CFSI
Gold	Eco-System Recycling Co., Ltd.	CFSI
Gold	Elemetal Refining, LLC	CFSI
Gold	Emirates Gold DMCC	CFSI
Gold	Faggi Enrico S.p.A.	Active
Gold	Fidelity Printers and Refiners Ltd.	—
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	—
Gold	Geib Refining Corporation	Active
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	LBMA
Gold	Guangdong Jinding Gold Limited	—
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	—
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	—
Gold	Heimerle + Meule GmbH	CFSI
Gold	Heraeus Ltd. Hong Kong	CFSI
Gold	Heraeus Precious Metals GmbH & Co. KG	CFSI
Gold	Hunan Chenzhou Mining Co., Ltd.	—
Gold	Hwasung CJ Co., Ltd.	—
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CFSI
Gold	Ishifuku Metal Industry Co., Ltd.	CFSI
Gold	Istanbul Gold Refinery	CFSI
Gold	Japan Mint	CFSI

Gold	Jiangxi Copper Company Limited	CFSI
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CFSI
Gold	JSC Uralelectromed	CFSI
Gold	JX Nippon Mining & Metals Co., Ltd.	CFSI
Gold	Kaloti Precious Metals	—
Gold	Kazakhmys Smelting LLC	—
Gold	Kazzinc	CFSI
Gold	Kennecott Utah Copper LLC	CFSI
Gold	KGHM Polska Miedź Spółka Akcyjna	Active
Gold	Kojima Chemicals Co., Ltd.	CFSI
Gold	Korea Metal Co., Ltd.	—
Gold	Korea Zinc Co. Ltd.	Active
Gold	Kyrgyzaltyn JSC	LBMA
Gold	L’ azurde Company For Jewelry	DGD
Gold	Lingbao Gold Company Limited	—
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	—
Gold	LS-NIKKO Copper Inc.	CFSI
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	—
Gold	Materion	CFSI
Gold	Matsuda Sangyo Co., Ltd.	CFSI
Gold	Metahub Industries Sdn. Bhd.	—
Gold	Metalor Switzerland	—
Gold	Metalor Technologies (Hong Kong) Ltd.	CFSI
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CFSI
Gold	Metalor Technologies (Suzhou) Ltd.	Active
Gold	Metalor Technologies SA	CFSI
Gold	Metalor USA Refining Corporation	CFSI
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	CFSI
Gold	Mitsubishi Materials Corporation	CFSI
Gold	Mitsui Mining and Smelting Co., Ltd.	CFSI
Gold	MMTC-PAMP India Pvt., Ltd.	CFSI
Gold	Morris and Watson	—
Gold	Moscow Special Alloys Processing Plant	CFSI
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	CFSI
Gold	Navoi Mining and Metallurgical Combinat	Active
Gold	Nihon Material Co., Ltd.	CFSI
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	CFSI
Gold	Ohura Precious Metal Industry Co., Ltd.	CFSI
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	CFSI
Gold	OJSC Kolyma Refinery	—
Gold	OJSC Novosibirsk Refinery	CFSI

Gold	PAMP SA	CFSI
Gold	Pan Pacific Copper Co Ltd.	—
Gold	Penglai Penggang Gold Industry Co., Ltd.	—
Gold	Prioksky Plant of Non-Ferrous Metals	CFSI
Gold	PT Aneka Tambang (Persero) Tbk	CFSI
Gold	PX Précinox SA	CFSI
Gold	Rand Refinery (Pty) Ltd.	CFSI
Gold	Republic Metals Corporation	CFSI
Gold	Royal Canadian Mint	CFSI
Gold	SAAMP	RJC
Gold	Sabin Metal Corp.	—
Gold	Samduck Precious Metals	Active
Gold	SAMWON METALS Corp.	—
Gold	SAXONIA Edelmetalle GmbH	Active
Gold	Schone Edelmetaal B.V.	CFSI
Gold	SEMPSA Joyería Platería SA	CFSI
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	—
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CFSI
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CFSI
Gold	Singway Technology Co., Ltd.	CFSI
Gold	So Accurate Group, Inc.	—
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CFSI
Gold	Solar Applied Materials Technology Corp.	CFSI
Gold	Sudan Gold Refinery	—
Gold	Sumitomo Metal Mining Co., Ltd.	CFSI
Gold	T.C.A S.p.A	CFSI
Gold	Tanaka Kikinzoku Kogyo K.K.	CFSI
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CFSI
Gold	Tokuriki Honten Co., Ltd.	CFSI
Gold	Tongling Nonferrous Metals Group Co., Ltd.	—
Gold	Tony Goetz NV	DGD
Gold	Torecom	Active
Gold	Umicore Brasil Ltda.	CFSI
Gold	Umicore Precious Metals Thailand	CFSI
Gold	Umicore SA Business Unit Precious Metals Refining	CFSI
Gold	United Precious Metal Refining, Inc.	CFSI
Gold	Valcambi SA	CFSI
Gold	Western Australian Mint trading as The Perth Mint	CFSI
Gold	WIELAND Edelmetalle GmbH	Active
Gold	Yamamoto Precious Metal Co., Ltd.	CFSI
Gold	Yokohama Metal Co., Ltd.	CFSI

Gold	Yunnan Copper Industry Co., Ltd.	—
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CFSI
Gold	Zijin Mining Group Co., Ltd.	CFSI
Tantalum	Avon Specialty Metals Ltd	—
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CFSI
Tantalum	Conghua Tantalum and Niobium Smeltry	CFSI
Tantalum	D Block Metals, LLC	CFSI
Tantalum	Duoluoshan	CFSI
Tantalum	E.S.R. Electronics	Active
Tantalum	Exotech Inc.	CFSI
Tantalum	F&X Electro-Materials Ltd.	CFSI
Tantalum	FIR Metals & Resource Ltd.	CFSI
Tantalum	Global Advanced Metals Aizu	CFSI
Tantalum	Global Advanced Metals Boyertown	CFSI
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CFSI
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	—
Tantalum	H.C. Starck Co., Ltd.	CFSI
Tantalum	H.C. Starck GmbH Goslar	CFSI
Tantalum	H.C. Starck GmbH Laufenburg	CFSI
Tantalum	H.C. Starck Hermsdorf GmbH	CFSI
Tantalum	H.C. Starck Inc.	CFSI
Tantalum	H.C. Starck Ltd.	CFSI
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CFSI
Tantalum	Hi-Temp Specialty Metals, Inc.	CFSI
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CFSI
Tantalum	Jiangxi Tuohong New Raw Material	CFSI
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CFSI
Tantalum	Jiujiang Tanbre Co., Ltd.	CFSI
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CFSI
Tantalum	KEMET Blue Metals	CFSI
Tantalum	KEMET Blue Powder	CFSI
Tantalum	King-Tan Tantalum Industry Ltd.	CFSI
Tantalum	LSM Brasil S.A.	CFSI
Tantalum	Metallurgical Products India Pvt., Ltd.	CFSI
Tantalum	Mineração Taboca S.A.	CFSI
Tantalum	Mitsui Mining & Smelting	CFSI
Tantalum	Molycorp Silmet A.S.	CFSI
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CFSI
Tantalum	Plansee SE Liezen	CFSI
Tantalum	Plansee SE Reutte	CFSI
Tantalum	QuantumClean	CFSI

Tantalum	Resind Indústria e Comércio Ltda.	CFSI
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CFSI
Tantalum	Solikamsk Magnesium Works OAO	CFSI
Tantalum	Taki Chemicals	CFSI
Tantalum	Telex Metals	CFSI
Tantalum	Tranzact, Inc.	CFSI
Tantalum	Ulba Metallurgical Plant JSC	CFSI
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CFSI
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CFSI
Tantalum	Zhuzhou Cemented Carbide	CFSI
Tin	Alpha	CFSI
Tin	An Thai Minerals Company Limited	Active
Tin	An Vinh Joint Stock Mineral Processing Company	Active
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	Active
Tin	China Tin Group Co., Ltd.	CFSI
Tin	CNMC (Guangxi) PGMA Co., Ltd.	—
Tin	Cooperativa Metalurgica de Rondônia Ltda.	CFSI
Tin	CV Ayi Jaya	CFSI
Tin	CV Dua Sekawan	Active
Tin	CV Gita Pesona	CFSI
Tin	CV Justindo	—
Tin	CV Serumpun Sebalai	CFSI
Tin	CV Tiga Sekawan	Active
Tin	CV United Smelting	CFSI
Tin	CV Venus Inti Perkasa	CFSI
Tin	Dowa	CFSI
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Active
Tin	Elmet S.L.U. (Metallo Group)	CFSI
Tin	EM Vinto	CFSI
Tin	Estanho de Rondônia S.A.	—
Tin	Feinhütte Halsbrücke GmbH	—
Tin	Fenix Metals	CFSI
Tin	Gejiu Fengming Metalurgy Chemical Plant	Active
Tin	Gejiu Kai Meng Industry and Trade LLC	Active
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CFSI
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Active
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	—
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	Active
Tin	HuiChang Hill Tin Industry Co., Ltd.	Active
Tin	Huichang Jinshunda Tin Co., Ltd.	—
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CFSI

Tin	Linwu Xianggui Ore Smelting Co., Ltd.	—
Tin	Magnu’s Minerais Metais e Ligas Ltda.	CFSI
Tin	Malaysia Smelting Corporation (MSC)	CFSI
Tin	Melt Metais e Ligas S/A	CFSI
Tin	Metahub Industries Sdn. Bhd.	—
Tin	Metallic Resources, Inc.	CFSI
Tin	Metallo-Chimique N.V.	CFSI
Tin	Mineração Taboca S.A.	CFSI
Tin	Minsur	CFSI
Tin	Mitsubishi Materials Corporation	CFSI
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	—
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Active
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CFSI
Tin	O.M. Manufacturing Philippines, Inc.	CFSI
Tin	Operaciones Metalurgical S.A.	CFSI
Tin	Phoenix Metal Ltd.	Active
Tin	PT Alam Lestari Kencana	—
Tin	PT Aries Kencana Sejahtera	CFSI
Tin	PT Artha Cipta Langgeng	CFSI
Tin	PT ATD Makmur Mandiri Jaya	CFSI
Tin	PT Babel Inti Perkasa	CFSI
Tin	PT Bangka Kudai Tin	—
Tin	PT Bangka Prima Tin	CFSI
Tin	PT Bangka Timah Utama Sejahtera	—
Tin	PT Bangka Tin Industry	CFSI
Tin	PT Belitung Industri Sejahtera	CFSI
Tin	PT BilliTin Makmur Lestari	CFSI
Tin	PT Bukit Timah	CFSI
Tin	PT Cipta Persada Mulia	CFSI
Tin	PT DS Jaya Abadi	CFSI
Tin	PT Eunindo Usaha Mandiri	CFSI
Tin	PT Fang Di MulTindo	—
Tin	PT Inti Stania Prima	CFSI
Tin	PT Justindo	CFSI
Tin	PT Karimun Mining	Active
Tin	PT Kijang Jaya Mandiri	Active
Tin	PT Mitra Stania Prima	CFSI
Tin	PT Panca Mega Persada	CFSI
Tin	PT Pelat Timah Nusantara Tbk	—
Tin	PT Prima Timah Utama	CFSI
Tin	PT Refined Bangka Tin	CFSI
Tin	PT Sariwiguna Binasentosa	CFSI
Tin	PT Seirama Tin Investment	—

Tin	PT Stanindo Inti Perkasa	CFSI
Tin	PT Sumber Jaya Indah	CFSI
Tin	PT Timah (Persero) Tbk Kundur	CFSI
Tin	PT Timah (Persero) Tbk Mentok	CFSI
Tin	PT Tinindo Inter Nusa	CFSI
Tin	PT Tirus Putra Mandiri	—
Tin	PT Tommy Utama	CFSI
Tin	PT Wahana Perkit Jaya	CFSI
Tin	Resind Indústria e Comércio Ltda.	CFSI
Tin	Rui Da Hung	CFSI
Tin	Soft Metais Ltda.	CFSI
Tin	Thaisarco	—
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Active
Tin	VQB Mineral and Trading Group JSC	—
Tin	White Solder Metalurgia e Mineração Ltda.	—
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Active
Tin	Yunnan Tin Company, Ltd.	CFSI
Tin	Yunnan Tin Group (Holding) Company Limited	—
Tungsten	A.L.M.T. TUNGSTEN Corp.	CFSI
Tungsten	ACL Metais Eireli	—
Tungsten	Asia Tungsten Products Vietnam Ltd.	CFSI
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CFSI
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CFSI
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	TI-CMC
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	TI-CMC
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CFSI
Tungsten	Ganxian Shirui New Material Co., Ltd.	—
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CFSI
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CFSI
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	—
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CFSI
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CFSI
Tungsten	Global Tungsten & Powders Corp	CFSI
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CFSI
Tungsten	H.C. Starck GmbH	CFSI
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CFSI
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CFSI
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	—
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CFSI
Tungsten	Hydrometallurg, JSC	CFSI
Tungsten	Japan New Metals Co., Ltd.	CFSI

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	—
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	—
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CFSI
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	—
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	—
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	—
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	—
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CFSI
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	TI-CMC
Tungsten	Kennametal Fallon	TI-CMC
Tungsten	Kennametal Huntsville	CFSI
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CFSI
Tungsten	Moliren Ltd	—
Tungsten	Niagara Refining LLC	CFSI
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CFSI
Tungsten	Philippine Chuangin Industrial Co., Inc.	CFSI
Tungsten	Pobedit, JSC	—
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	—
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	TI-CMC
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CFSI
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	CFSI
Tungsten	Wolfram Bergbau und Hütten AG	CFSI
Tungsten	Woltech Korea Co., Ltd.	TI-CMC
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CFSI
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	TI-CMC
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CFSI

Country of Origin Information

Based on the data collected and reviewed, the countries of origin of the 3TG in our products may include:  Australia, Bolivia, Brazil, Canada, Chile, China, Democratic Republic of the Congo, Ethiopia, Indonesia, Ivory Coast, Japan, Kazakhstan, Kirgizstan, Malaysia, Mexico, Mozambique, New Zealand, Peru, Philippines, Poland, Russia, Rwanda, Sudan, Sweden, Switzerland, Uganda, United States, Uzbekistan, Vietnam, Zimbabwe, Recycle/Scrap.